UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2010

SearchMedia Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	001-33800	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15A Zhao Feng Universe Building, 1800 Zhong Shan Xi Road, Shanghai, China,		200235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	86-2164403190

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2010, SearchMedia Holdings Limited (the "Company") received a written notice from the NYSE Amex LLC (the "Exchange") that the Exchange has accepted the Company's plan of compliance (the "Plan"). The Exchange also granted the Company an extension until August 31, 2010 to file its Annual Report on Form 10-K for the year ended December 31, 2009 ("Form 10-K") and until September 30, 2010 to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 ("Form 10-Q") in order to regain compliance with the Exchange's continued listing standards.

As previously disclosed, the Company was not in compliance with the Exchange's continued listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the "Company Guide") when it failed to file timely its Form 10-K and Form 10-Q.

In response, the Exchange afforded the Company the opportunity to submit a plan of compliance. On May 5, 2010 and, as supplemented on June 8, 2010, the Company submitted a Plan to the Exchange that set forth the actions it had taken and would take to bring the Company into compliance with the standards set forth in Sections 134 and 1101 of the Company Guide. The Exchange has determined that, in accordance with Section 1009 of the Company Guide, the Company's Plan makes a reasonable demonstration of the Company's ability to regain compliance with the continued listing standards. The Company will be subject to periodic review by the Exchange staff during the extension periods.

The Company intends to file the Form 10-K and Form 10-Q as soon as possible, but no later than August 31, 2010 and September 30, 2010, respectively.

On June 22, 2010, the Company issued a press release announcing the acceptance of the Plan from the Exchange. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 22, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchMedia Holdings Limited

June 22, 2010	By:	Paul Conway

Name: Paul Conway
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated June 22, 2010